UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 26, 2011

SOCIALWISE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into A Material Definitive Agreement

On April 26, 2011, the Company and James Collas entered into an Agreement and Release pursuant to which the parties agreed that effective as of April 26, 2011, (i) Mr. Collas shall resign as an officer and director of the Company; (ii) Mr. Collas’ Employment Agreement dated January 31, 2011 shall be terminated and Mr. Collas shall continue his employment with the Company as a non-executive on an “at-will” basis; (iii) the Company shall pay Mr. Collas $400,000.00 in satisfaction of all of its obligations under the terminated Employment Agreement; and (iv) Mr. Collas shall surrender to the Company 1,000,000 shares of Company common stock held by him.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2011, James Collas resigned as our Company’s Chairman of the Board of Directors and our Chief Executive Officer.  Mr. Collas will remain employed by our Company and will concentrate his efforts on our Company’s platform development and operations.  Mark Sandson, a member of our Company’s Board of Directors since September 2008, has been named our Company’s interim Chairman of our Board of Directors and interim Chief Executive Officer.  Mr. Sandson will assume the Company’s executive leadership responsibilities and lead the search for a new Chief Executive Officer for the Company.

On April 20, 2011, our Board of Directors approved certain compensation matters for the named executive officers of the Company: James Collas and Jonathan Shultz.  The Board of Directors (with Mr. Collas abstaining in matters pertaining to him personally) approved individual cash bonus payments in the following amounts: James Collas, $57,500; and Jonathan Shultz, $45,000. These bonuses were paid based upon our Company’s 2011 Executive Incentive Bonus Plan (the “Plan”), which provides for bonuses based on the Company’s obtaining certain levels of new card signups for its BillMyParents prepaid debit card product offering.  A bonus was also granted to a non-named executive officer member of our Company’s management team.

The Board also established future benchmark levels of card signups for executives under the Plan through the remainder of 2011.  Upon the future achievement of the benchmark levels, our Company’s Board of Directors would authorize up to three additional bonus payments at comparable amounts to those just paid.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description

10.43	Agreement and Release between James P. Collas and Socialwise, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOCIALWISE, INC.
/s/ Jonathan Shultz
Dated: April 26, 2011	By:
Jonathan Shultz Chief Financial Officer

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